Exhibit 99.1

MeeMee Media Agrees to Acquire All Screens Media

International Content Company Will Bring Seasoned Management, Global JVs and Partnerships, and Additional Acquisition Targets

Los Angeles, CA. May 21,  2015 – MeeMee Media Inc. (the "Company" or "MeeMee") (OTCQB: MEME) today announced that it has signed a definitive agreement to acquire global multi-platform media business development company, All Screens Media ("ASM").   The definitive agreement is subject to several closing conditions, including the completion of the audit of ASM and the Company's completion of certain financing milestones to ASM.

ASM was started by former Comcast executive Peter Heumiller to develop international branded digital media businesses aimed at both professionals and consumers. Over the past 18 months, ASM has signed leading and emerging wellness, fitness and lifestyle educators and brands, and developed six co-funded joint ventures to quickly expand its international efforts. Upon closing, MeeMee will be renamed All Screens Media and all ASM JVs are included in the transaction. The ASM executive content team will also play a leading role in pursuing the acquisition of l other large digital media distribution and monetization businesses that have been identified by MeeMee and ASM management.

ASM has focused its initial efforts on developing, distributing and monetizing multi-lingual online certification and continuing education programs aimed at global health, wellness and fitness professionals (trainers, physical therapists, allied health care workers). ASM also simultaneously develops consumer facing content with its partner educators and brands, and looks to further monetize these efforts through sponsor engagements and associated product sales. With the anticipated acquisition funding, ASM plans to accelerate implementation of its business plan, producing entertaining educational ("edutainment") multi-platform content for global markets in dozens of categories, constructed as branded, multi-platform lifestyle channels that drive commerce.

In addition to its current North American and European distribution, ASM has spent considerable time preparing to aggressively enter the Latin American marketplace. Digital media growth is igniting in Latin America where broadband subscribers are growing at a rate of 25-35% per year. A massive new middle class comprised of  hundreds of millions of consumers in Latin America is emerging, generating corresponding increases in online commerce, and the desires of leading brands to advertise and market online, and in particular to reach targeted audiences. Mobile, broadband, IPTV, cable and satellite providers are racing to add more differentiated video content to their offerings, and are specifically seeking localized content to meet dramatically growing demand and new legislation mandating locally produced content.

ASM's current roster of signed deals and JVs include: building a global media and product sales business for the hugely successful Miracle Ball Method brand; collaborating with world renowned Physical Therapy educator Marilyn Moffat (Dean of PT at NYU) to sign leading global educators and develop online continuing education course sales for its HealthandWellnessPros.com JV; developing global professional and consumer content and product sales businesses for a diverse growing number of fitness brands (bodyART, SpeedBall, Jinga, Staby, IO Ball and others); and creating and launching global branded consumer facing fitness subscription content businesses.

Martin Doane, Executive Chairman of MeeMee, commented on the reasoning behind the transaction: "Acquiring ASM will bring us a great team of digital media and wellness executives, nearly $1M in development capital committed by existing JV partners, a number of fully developed projects ready to go to market, major global distribution and production partnerships, and other assets. With the initial funding, we are confident that ASM will be able to rapidly execute Phase 1 of its business plan and generate significant revenues. We are already researching bringing additional synergistic acquisitions into ASM once operations get underway."

Peter Heumiller added: "We are eager to complete this acquisition and roll out our global projects and produce significant near-term revenues and EBITDA.  We are particularly excited about working closely with Martin as we are continually approached with acquisition and partnership opportunities by companies looking to participate in our branded projects and global marketing efforts."

Peter Heumiller, will become CEO of ASM and is uniquely qualified to develop the business. As VP of New Media Content Development at Comcast (the world's largest cable operator), Heumiller developed over 30 special interest branded channels, including ExerciseTV, Activity TV, Digital Cookbook, Baby Boost and more.  While at Comcast, he helped orchestrate sponsorship deals totaling over $30M and generated over $5M in merchandise sales through limited test promotions in his programming.  He won an Emmy while producing thousands of original branded short-form programs and generated billions of digital program views on VOD, broadband, mobile and linear TV screens.  Prior to Comcast, he developed Mag Rack and Sportskool VOD services at Cablevision.

Additional information regarding the Company, the planned ASM acquisition; and the closing conditions may be found in the Company's Form 8-K to be filed with the Securities and Exchange Commission on or about May 22, 2015 at www.sec.gov.

For more information contact: Martin Doane at martin.doane@ubequitycapital.com.

Forward-Looking Statements: This press release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt".  Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission available at www.sec.gov, including the risk factors that attempt to advise interested parties of the risks that may affect the business, financial condition, results of operation and cash flows of the Company or ASM, and our ability to complete the ASM acquisition. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.